Exhibit 10.1

PROMISSORY NOTE AND SUPPLEMENT

TO MASTER LOAN AGREEMENT

This Revolving Credit Facility Supplement (alternately, “Note” or “Supplement”) to a Master Loan Agreement dated June 19, 2017 (“MLA”) is established as of January 29, 2018 between the undersigned Borrower and Lender identified herein. This Supplement is executed, delivered and accepted not in payment of but for the purpose of amending, restating and replacing the following described notes(s), and renewing any unpaid balance(s) evidenced thereby: Loan/Supplement number 8363846-101, dated June 19, 2017. This Supplement also evidences an additional loan advance(s) to the extent the Commitment under this Supplement exceeds the renewed unpaid balance(s) referred to above.

1.       PROMISE TO PAY. For value received, Limoneira Company, a Delaware Corporation (“Borrower”) promises to pay to the order of Farm Credit West, PCA (“Lender”), a corporation organized under the laws of the United States of America, with its office at 2031 Knoll Drive, Ventura, CA 93003-7301 or at such other place as may be designated in writing by Lender, the principal sum of $75,000,000.00 (Seventy-Five Million Dollars and Zero Cents) (“Commitment”), or so much of that sum as may be advanced or readvanced by Lender from time to time, together with interest on the unpaid principal balance as specified in Section 3 below. All defined terms used in this Supplement shall have the same meaning as set forth in the MLA. All Indebtedness shall be payable by Borrower only in lawful money of the United States of America.

1.1	REVOLVING CREDIT FACILITY. On the terms and conditions in the MLA and this Supplement, Lender agrees to make available to Borrower during the Draw Period a revolving line of credit in a principal amount not to exceed, at any one time outstanding, the Commitment or the borrowing base or other guidelines where applicable, whichever is less. Within the limits of the Commitment, as amounts drawn under the revolving line of credit are repaid, they may be reborrowed from time to time during the Draw Period.

1.2	DRAW PERIOD. Subject to the provisions of this Agreement, from the date of this Supplement up to and including the Maturity Date (“Draw Period”), Borrower may draw Loan funds hereunder; and Lender shall make advances of Loan funds to Borrower upon Borrower’s request.

1.3	ONGOING REQUIREMENTS AND REPRESENTATIONS. At the time of any draw request or draw by Borrower or advance of Loan funds by Lender, Borrower shall not be in default hereunder. Any request for or acceptance of a draw by Borrower constitutes an ongoing representation by Borrower that Borrower continues to comply with the conditions and terms in this Agreement, the Security Instruments or any Loan Document in connection herewith, and that title to the Property defined in the Security Instruments has not been “transferred”, as defined therein, without Lender’s written consent. If a default occurs, one of Lender’s remedies includes Lender’s right to immediately terminate Borrower’s right to make draws hereunder, with or without notice to Borrower.

1.4	PROCEDURE FOR DRAWING FUNDS. All draws requested hereunder shall comply with applicable procedures established by Lender from time to time. Lender’s records shall be conclusive evidence of draw requests. Each advance of Loan funds hereunder may be made upon a verbal, written, or telecopied request from Borrower to Lender. Lender may rely on any verbal request for a draw as fully as if such request were in writing. Upon fulfillment of the applicable conditions for making a draw, Lender shall disburse the amount of the requested draw to Borrower in such manner as Lender and Borrower may from time to time agree.

2.       PAYMENTS.

Fifty-Three (53) Monthly interest only payments in the amount billed, beginning on February 1, 2018. One (1) installment of interest in the amount billed and principal to be paid on July 1, 2022.

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Payments, other than those required in this Section or elsewhere herein, may be made at any time and in any amount during the term of this Note, unless limited or prohibited herein or unless otherwise required by Lender in writing. This Loan is due and payable in full on July 1, 2022 (“Maturity Date”), at which time Borrower shall pay the unpaid principal balance and all accrued interest in full.

At Lender’s option, a change in the interest rate or an advance may either increase or decrease one or more of the following: the amount of each installment due, the amount of the final installment (resulting in a final installment due at the Maturity Date which may be greater than any previous installments) or the total number of installments due.

3.       INTEREST.

3.1	INITIAL RATE Interest will be charged on the entire unpaid principal balance of this Note, including payments not made when due and any other sums owing hereunder. Interest charged hereunder, including any acceleration interest rate, all late charges, default interest and other charges, and all other amounts charged hereunder, shall not be limited by the laws of any state, including any state laws relating to a legal rate or other interest rate, but shall be governed solely by applicable federal laws.

Interest will be calculated on the basis of a 365-day year and the actual number of days in each month. Interest charges will begin on the date Lender disburses principal and continue until the Indebtedness is paid in full with interest. The initial interest rate in effect on this date is 3.41% per annum. The interest rate that Borrower will pay will change in accordance with 3.2-3.6 below.

3.2	CHANGE DATES. The interest rate will automatically be adjusted on February 1, 2018 and on the first day of the month each month thereafter (each a “Change Date”), until such time as Borrower may request a conversion to the Variable Interest Rate pursuant to the Annual Option to Convert Interest Rate Product in Section 3.6.1 below, at which time the Variable Rate provisions in Section 3.6 shall apply. On each Change Date Lender will calculate the new interest rate by adding or subtracting the Applicable Margin to the LIBOR Rate.

3.3	INDEX. Beginning on the first Change Date, the interest rate charged hereunder shall be based on the one month LIBOR Rate plus the Applicable Margin as specified under the Performance Pricing provisions set forth in Section 3.4 below. Libor Rate means the rate per annum obtained by dividing (rounded upwards to the next nearest 1/20th of 1%) (a) (i) the rate per annum equal to the rate determined by the Lender to be the offered one month London Interbank Offered Rated as published in The Wall Street Journal, or such other information service available to the Lender, determined as of approximately 11:00 a.m. (London, England time) three business days immediately preceding the Change Date, or (ii) in the event the rates referenced in the preceding clause (i) are not available, the rate per annum (rounded upwards to the nearest 1/20 of 1%) equal to the offered quotation rate to major banks in the London interbank market by the Lender for deposits (for delivery on the first day of the relevant Change Date) in Dollars of amounts in same day funds comparable to the principal amount of the Loan of the Lender, in its capacity as a Lender, for which the LIBOR Rate is then being determined with a one month maturity provided that: (i) to the extent a comparable or successor rate is approved by Lender in connection herewith, the approved rate shall be applied in a manner consistent with market practice; provided, further that to the extent such market practice is not administratively feasible for Lender, such approved rate shall be applied in a manner as otherwise reasonably determined by Lender and (ii) if the LIBOR Rate shall be less than zero, such rate shall be deemed zero for purposes of this Note.

3.4	CALCULATION OF CHANGES. "Applicable Margin" means the following percentages per annum, based upon Borrower’s Modified Current Ratio or Current Ratio, as set forth in the most recent Combined Compliance Certificate received by the Lender pursuant to Section 12.1 below.

Changes to the Applicable Margin shall be effective February 1, April 1, July 1, and October 1 of each year.

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Current Ratio	APPICABLE LIBOR Margin	Unused Commitment Fee Rate
Modified Current Ratio < 1.00:1	LIBOR + 2.35%	0.25%
Modified Current Ratio ≥ 1.00:1	LIBOR + 2.10%	0.20%
Modified Current Ratio ≥ 1.10:1	LIBOR + 1.85%	0.15%
Current Ratio ≥ 1.25:1	LIBOR + 1.60%	0.15%

Modified Current Ratio means Modified Current Assets divided by Current Liabilities. Modified Current Assets are defined as Current Assets plus the remaining available commitment on the Loan.

3.5	ANNUAL OPTIONS TO CONVERT INTEREST RATE PRODUCT.. On July 1, 2018 and on each one-year anniversary date thereafter (each an “Annual Optional Conversion Date”), Borrower shall have the option, by providing Lender with 15 days’ prior written notice, to convert the interest rate from the Libor Rate to the Variable Interest Rate, or from the Variable Interest Rate to the Libor Rate, as applicable. Only one interest rate product may be in effect for all outstanding Commitment in any given one-year period.

3.6	VARIABLE INTEREST RATE. In the event Borrower converts to a Variable Interest Rate on any Annual Optional Conversion Date, such rate shall be subject to the following terms:

The Variable Rate shall change in accordance with Sections 3.6.1 below and interest shall accrue at the Variable Interest Rate as established by Lender for the interest rate group to which this Note is assigned.

3.6.1	CHANGE IN INTEREST RATE AND INTEREST RATE GROUP. The Variable Interest Rate applicable to this Note may be adjusted automatically as of the first day of any month to the rate then made applicable to the Note’s assigned interest rate group under the provisions of Lender's Variable Interest Rate plan in effect at that time.

In adjusting the rate, Lender considers certain standard factors set forth in the plan, including but not limited to, changes in its costs of funds, operating expenses, earnings requirements to meet certain capital objectives, credit risk factors, and the competitive environment, which factors may change during the term of the Loan.

Borrower understands and agrees that (a) the interest rate group to which this Note is assigned may be changed at any time to any other interest rate group based on Lender's evaluation of the change in Borrower's credit quality, quality of collateral, costs of servicing the loan, and other factors which are set forth in Lender's interest rate plan in effect at that time; and (b) the interest rate group may be automatically adjusted to the highest interest rate group if a default shall occur under this Note or under any other note or agreement between Borrower and Lender.

3.7	NOTICE. If Lender changes Borrower’s Interest Rate, Lender will give Borrower notice of such rate change to the extent required by then applicable law. Any notices under this Supplement shall be given in accordance with the notice section of the MLA.

4.       INTEREST FOR OVERDUE PAYMENTS. Any interest or other sum owed hereunder which is not paid when due shall be added to the outstanding principal balance of the Loan and such combined amount shall thereafter bear interest at the same rate as the principal portion of the Loan.

5.       DEFAULT AND REMEDIES. Borrower is in default on this Supplement if Borrower is in default under the MLA. If a default occurs, Lender shall have all the Remedies in the MLA.

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6.       SECURITY. The security given by Borrower to Lender includes, without limitation, the following:

6.1	This Note shall be secured by a security interest in personal property granted by the Security Instruments and all additions, replacements or amendments thereto as such may be made from time to time.
6.2	By signing below, the undersigned individually and collectively represent that there have been NO CHANGES in the ownership, condition, or location of any collateral previously pledged to Lender, which is also pledged as Collateral for this Note.
6.3	This Note is secured by a real estate Deed of Trust recorded on 06/22/2017, Instrument # 2017-0035918, as supplemented or amended from time to time, in the official records of Tulare County, State of California
6.4	This Note is secured by a real estate Deed of Trust recorded on 06/22/2017, Instrument # 20170622-00081038-0, as supplemented or amended from time to time, in the official records of Ventura County, State of California

7.        PREPAYMENT; REAMORTIZATION; REFINANCE; INTEREST RATE CONVERSION. A payment, in any amount, made in advance of the scheduled payment date is a “prepayment.” If Borrower, in making a prepayment, intends the prepayment to be applied to reduce the principal balance of the Note, Borrower must so inform Lender in writing accompanying the prepayment; however, Lender may apply all prepayments in such manner as Lender, in its sole discretion, may determine unless otherwise agreed to in writing. Borrower may make a full or partial prepayment on any business day without paying a prepayment fee.

Upon the making of a partial prepayment, Borrower may request to have the amount of future installments reamortized over the remaining term of the Loan, but only if Borrower so notifies Lender at the time Borrower makes the partial prepayment and only if, upon Lender’s approval of the request which approval shall be in Lender’s sole discretion, Borrower pays to Lender any fees and costs that Lender may charge for such reamortization.

Lender may from time to time offer other loan or interest rate products for which Borrower qualifies. Borrower acknowledges that it may not refinance or convert this Note to another loan or interest rate product with Lender unless Borrower qualifies for such loan or product as determined by Lender in its sole discretion and pays to Lender any fees and costs that Lender may charge for such refinance or conversion.

8.       LEGAL ENTITY STATUS. If Borrower is a legal entity, by signing below, the undersigned representatives of such entity represent that there have been NO CHANGES in: the entity’s owners, directors, officers, partners, managers, trustees or beneficiaries; or in the entity’s lawful powers to borrow or encumber entity assets to secure its debts; or in the authority of any person signing below to act for and bind the entity; or in the entity’s Articles, Bylaws, or other applicable legal documents creating or sustaining the entity since the later of delivery to Lender of the last statement proving entity status and authorization or such entity organizational documents and consents as requested by Lender.

9.       REIMBURSEMENT OF CHARGES. If any Farm Credit bank or any other provider of financing or funding to Lender shall assess against Lender any fee, cost, charge, or other amount with respect to the Indebtedness, Borrower shall reimburse Lender on demand for the amount thereof, regardless of whether such assessment arose from actions taken by Borrower.

10.       REAL ESTATE SECURED NOTE. This Note is secured by a Security Instrument which describes how and under what conditions all amounts owed under this Note may become immediately due and payable. One of those conditions relates to any transfer of the property covered by the Security Instrument and to certain other transfers. Refer to each Security Instrument for the specific conditions and requirements. When the Security Instrument is a Deed of Trust, the Deed of Trust provides as follows:

DUE ON SALE OR TRANSFER. In the event the Property, (including any existing or subsequently acquired or created Water Asset), or any interest therein, is transferred or agreed to be transferred or any right to drill oil, gas or minerals is exercised in, on, or under the Property, without Beneficiary's prior written consent, except as specifically allowed under Section 6 above, all Indebtedness, irrespective of the maturity dates, at the option of the holder hereof, and without demand or notice, shall immediately become due and payable. As used herein, “transferred” means sold, conveyed, alienated, exchanged, transferred by gift, further encumbered, pledged, hypothecated, made subject to an option to purchase, or otherwise disposed of, directly or indirectly, or in trust, voluntarily or involuntarily, by Trustor or by operation of law or otherwise. Failure to exercise such option shall not constitute a waiver of the right to exercise this option in the event of subsequent transfer or subsequent agreement to transfer.

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If Trustor is an entity other than a natural person (such as a corporation or other organization), then all Indebtedness, irrespective of the maturity date, at the option of Beneficiary, and without demand or notice, shall become immediately due and payable if Trustor is dissolved or its existence as a legal entity is terminated.

11.       SPECIAL REPRESENTATIONS, WARRANTIES, CONDITIONS AND COVENANTS.

11. 1	DISBURSEMENT INSTRUCTIONS. Borrower understands and agrees Lender shall disburse loan funds based on the following: Disbursements of loan funds shall not exceed the lesser of:

1.	$75,000,000; or

2.

The principal balance at which, if the remaining available Commitment were drawn and applied to Current Assets, the Current Ratio would calculate to equal 1.10:1, measured at each quarter end with Borrower’s SEC Form 10-Q financial statements and at fiscal year-end with Borrower’s SEC From 10-K financial statements.

11.2

COMBINED COMPLIANCE CERTIFICATE. Concurrently with the delivery of the FYE (Borrower’s SEC Form 10-K) and quarterly (Borrower’s SEC Form 10-Q) Financial Statements required under the MLA, Borrower shall deliver to Lender a duly completed Combined Compliance Certificate, certifying that all information contained therein is complete and correct and that no Default exists under this Supplement or the other Loan Documents or, if any such Default shall exist, stating the nature and status of such event. The term "Combined Compliance Certificate" means a certificate substantially in form and substance satisfactory to Lender, executed on behalf of Borrower by an authorized party of Borrower, to determine the Applicable Margin and to evidence compliance with the financial covenants contained in this Supplement and the MLA, substantially the form set forth in Exhibit A attached hereto.

11.3	UNUSED COMMITMENT FEE. Borrower shall pay Lender an unused commitment fee (“Unused Commitment Fee”) equal to the product of (i) the applicable percentage specified in Section 3.4 above that corresponds to the Modified Current Ratio or Current Ratio, times (ii) the actual daily amount by which the Commitment exceeds the actual daily amount of Commitment outstanding. The Unused Commitment Fee shall be calculated on the basis of a 365-day year and the actual number of days in each month, accrue at all times during the Draw Period, and shall be due and payable at the same time as monthly interest only payments specified under Section 2.

12.       COUNTERPART SIGNATURES. This Note may be signed in one or more counterparts which shall constitute one and the same Note. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Note.

Signatures appear on the following page

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REPRESENTATIVES OF LENDER ARE NOT AUTHORIZED TO MAKE ANY ORAL AGREEMENTS OR ASSURANCES. DO NOT SIGN THIS AGREEMENT IF YOU BELIEVE THAT THERE ARE ANY AGREEMENTS OR UNDERSTANDINGS BETWEEN YOU AND LENDER THAT ARE NOT SET FORTH IN WRITING IN THIS AGREEMENT OR IN OTHER LOAN DOCUMENTS PERTAINING TO THIS LOAN.

This Supplement has been executed as of the date first written above.

Signature(s):

Limoneira Company, a Delaware Corporation

By:	/s/ Harold S. Edwards
Harold S. Edwards, President

By:	/s/ Mark Palamountain
Mark Palamountain, Secretary

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